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                                  EXHIBIT 21

                    LIST OF CAPSTONE PHARMACY SERVICES, INC.
                                  SUBSIDIARIES



                                 NAME OF COMPANY
                                 ---------------

                    J & J Drug & Medical Service, Inc.

                    J & J Institutional Pharmaceuticals, Inc.

                    Choice Drug Systems of Maryland, Inc.

                    Institutional Pharmacy Services, Inc.

                    Rombro's Drug Center, inc.

                    PremierPharmacy, Inc.

                    Innovative Pharmacy Services, Inc.

                    Compuscript, Inc.

                    Pharmacy Consulting Acquisition Corp.

                    Geri-Care Systems, Inc.

                    Scripts & Things, Inc.

                    Healthcare Pharmacy Chicago, Inc.

                    Choice Consulting Services, Inc.

                    Choice Care Inc.

                    Primary Medical Care, Inc.

                    My Choice Plan, Inc.

                    Choice Drug Systems of Missouri, Inc.

                    Capstone Pharmacy of Delaware, Inc.
                    f/k/a B.T. Smith, Inc.

                    Champ Software, Inc.

                    Rombro Holding Company

                    Professional Pharmacy Packing, Inc.





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                    LIST OF CAPSTONE PHARMACY SERVICES, INC.
                                  SUBSIDIARIES


                    Diversified Home Therapies, Inc.

                    Innovative Pharmacy Services of Puerto
                    Rico, Inc.

                    Healthcare Pharmacy Services, Inc.

                    Pharmasource, Inc.

                    Capstone Med Inc. f/k/a DCMed Inc.

                    MediDyne Corp.

                    Capstone LTC, Inc. f/k/a Symphony
                    Acquisition Co.

                    Alger Health Services, Inc.